UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2023
iRhythm Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37918	20-8149544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
699 8th Street, Suite 600
San Francisco, California 94103
(Address of principal executive office) (Zip Code)
(415) 632-5700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	IRTC	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of June 1, 2023, the Board of Directors (the “Board”) of iRhythm Technologies, Inc. (the “Company”) elected each of Mojdeh Poul and Brian Yoor as a director of the Board and member of the Audit Committee of the Board. Each of Ms. Poul and Mr. Yoor shall hold office for a term expiring at the 2024 Annual Meeting of the Company’s stockholders.
There is no arrangement or understanding between either of Ms. Poul or Mr. Yoor and any other persons pursuant to which either Ms. Poul or Mr. Yoor was selected as a director. Neither Ms. Poul nor Mr. Yoor is a party to, nor does either Ms. Poul or Mr. Yoor have any direct or indirect material interest in any transaction with the Company required to be disclosed under Item 404(a) of Regulation S-K. The Board determined that each of Ms. Poul and Mr. Yoor qualifies as an independent director pursuant to the Securities Act of 1933, as amended, and the listing standards of the Nasdaq Stock Market, in each case as currently in effect and meets the further audit committee standards required by Securities and Exchange Commission (“SEC”) Rule 10A-3. Each of Ms. Poul and Mr. Yoor will also enter into the Company’s standard form of indemnity agreement for its directors and executive officers, which was filed as Exhibit 10.1 to the Company’s Registration Statement (File No. 333-213773) filed with the SEC on September 23, 2016.
Consistent with the Company’s compensation policy for non-employee directors (the “Director Compensation Policy”), upon appointment, each of Ms. Poul and Mr. Yoor was granted an initial retainer grant of restricted stock units with a fair value of $300,000 vesting annually over the three years following June 1, 2023. Each of Ms. Poul and Mr. Yoor will also receive the customary annual compensation paid to non-employee directors in the form of a cash retainer, paid quarterly in arrears, for their service on the Board and the Audit Committee in an amount consistent with the Director Compensation Policy (currently $50,000 per year for service on the Board and $10,000 per year for service on the Audit Committee) and a grant of restricted stock units at our 2024 Annual Meeting of the Company’s stockholders with a grant date fair value of $180,000, vesting on the date of the first annual stockholder meeting thereafter. The initial retainer grant will be issued under the Company’s 2016 Equity Incentive Plan and will accelerate in full upon a change of control.
Item 7.01. Regulation FD Disclosure.
The Company announced the election of each of Ms. Poul and Mr. Yoor to the Board in a press release furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Number	Description
99.1	Press release dated June 6, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IRHYTHM TECHNOLOGIES, INC.

Date: June 6, 2023	By:	/s/ Brice Bobzien
Brice Bobzien
Chief Financial Officer